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                                                                   EXHIBIT 10.11

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                        COUNTIES OF WARREN AND WASHINGTON
                          INDUSTRIAL DEVELOPMENT AGENCY

                                       AND

                               ANGIODYNAMICS, INC.

                                       TO

                          KEYBANK NATIONAL ASSOCIATION


                                   ----------

                         MORTGAGE AND SECURITY AGREEMENT

                                   ----------

                           DATED AS OF AUGUST 1, 2002

                                   ----------

THIS MORTGAGE AND SECURITY AGREEMENT (A) AFFECTS TANGIBLE AND INTANGIBLE PERSONAL PROPERTY AS WELL AS REAL PROPERTY, (B) CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND (C) IS INTENDED TO CONSTITUTE A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
MORTGAGE AND SECURITY AGREEMENT................................................2
ARTICLE I......................................................................6
DEFINITIONS
ARTICLE II....................................................................28
LAND MORTGAGE; GRANTING CLAUSES; SECURITY AGREEMENT; GENERAL COVENANTS
   SECTION 2.01. GRANTING CLAUSES.............................................28
   SECTION 2.02. SECURITY AGREEMENT...........................................30
   SECTION 2.03. INFORMATION UNDER THE UNIFORM COMMERCIAL CODE................30
   SECTION 2.04. PERFORMANCE OF COVENANTS.....................................31
   SECTION 2.05. PRIORITY OF LIEN OF MORTGAGE; DISCHARGE OF LIENS AND
                 ENCUMBRANCES.................................................31
ARTICLE III...................................................................32
REPRESENTATIONS AND WARRANTIES
   SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.................32
   SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY................32
   SECTION 3.03. PAYMENT OF PRINCIPAL AND INTEREST ON THE BONDS...............33
ARTICLE IV....................................................................34
MAINTENANCE, MODIFICATION, TAXES AND INSURANCE
   SECTION 4.01. MAINTENANCE OF AND MODIFICATIONS TO THE MORTGAGED
                 PROPERTY BY THE COMPANY......................................34
   SECTION 4.02. INSURANCE REQUIRED...........................................34
   SECTION 4.03. TAXES, ASSESSMENTS AND UTILITY CHARGES.......................34
ARTICLE V.....................................................................36
SPECIAL COVENANTS
   SECTION 5.01. RIGHT OF ACCESS TO THE MORTGAGED PROPERTY....................36
   SECTION 5.02. INSPECTION OF BOOKS AND RECORDS..............................36
   SECTION 5.03. AGREEMENT TO PROVIDE INFORMATION.............................36
   SECTION 5.04. BOOKS OF RECORD AND ACCOUNT..................................36
   SECTION 5.05. COMPLIANCE WITH APPLICABLE LAWS..............................36
   SECTION 5.06. RECORDATION OF MORTGAGE AND FILING OF SECURITY INSTRUMENTS...37
   SECTION 5.07. ENFORCEMENT OF DUTIES AND OBLIGATIONS OF THE COMPANY.........37
   SECTION 5.08. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS......37
ARTICLE VI....................................................................40
EVENTS OF DEFAULT AND REMEDIES
   SECTION 6.01. EVENTS OF DEFAULT DEFINED....................................40
   SECTION 6.02. ACCELERATION; ANNULMENT OF ACCELERATION......................41

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   SECTION 6.03. ENFORCEMENT OF REMEDIES......................................42
   SECTION 6.04. APPOINTMENT OF RECEIVERS.....................................43
   SECTION 6.05. APPLICATION OF MONEYS........................................44
   SECTION 6.06. REMEDIES CUMULATIVE..........................................44
   SECTION 6.07. TERMINATION OF PROCEEDINGS...................................44
   SECTION 6.08. WAIVER AND NON-WAIVER OF EVENT OF DEFAULT....................44
   SECTION 6.09. REPAYMENT AND SECURING OF EXPENSES PAID BY THE BANK..........45
   SECTION 6.10. REPAYMENT AND SECURING OF COLLECTION COSTS
                 INCURRED BY THE BANK.........................................45
   SECTION 6.11. OTHER ACTIONS BY THE HOLDER..................................45
   SECTION 6.12. SALE IN ONE PARCEL...........................................46
ARTICLE VII...................................................................46
MISCELLANEOUS
   SECTION 7.01. LIMITATION OF RIGHTS.........................................46
   SECTION 7.02. NOTICES......................................................46
   SECTION 7.03. COUNTERPARTS.................................................48
   SECTION 7.04. APPLICABLE LAW...............................................49
   SECTION 7.05. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING.......49
   SECTION 7.06. SEVERABILITY.................................................49
   SECTION 7.07. COVENANTS RUN WITH THE LAND..................................49
   SECTION 7.08. AMENDMENT....................................................49
   SECTION 7.09. USURY........................................................49
   SECTION 7.10. NO RECOURSE; SPECIAL OBLIGATION..............................49
   SECTION 7.11. TAX LAWS.....................................................50
   SECTION 7.12. REVENUE STAMPS...............................................51
   SECTION 7.13. FURTHER ASSURANCE............................................51
   SECTION 7.14. SATISFACTION OF MORTGAGE.....................................51
   SECTION 7.15  LIEN LAW.....................................................51
EXHIBIT A.....................................................................54
DESCRIPTION OF THE LAND
EXHIBIT B.....................................................................55
DESCRIPTION OF THE EQUIPMENT

                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT dated as of August 1, 2002 (the "Mortgage") from the COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having an office for the transaction of business located at 5 Warren Street, Glens Falls, New York 12801 (the "Issuer") and ANGIODYNAMICS, INC., a corporation organized and existing under the laws of the State of New York, having an office for the transaction of business located at 603 Queensbury Avenue, Queensbury, New York 12804 (the "Company") to KEYBANK NATIONAL ASSOCIATION, a banking corporation organized and existing under the laws of the State of New York, having an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207, as Bank (the "Bank") for the holders of the Issuer's Multimode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project), Series 2002 in the aggregate principal amount of $3,500,000 (the "Initial Bonds") and any Additional Bonds (as defined in the Indenture hereinafter referred to and collectively with the Initial Bonds, the "Bonds") issued pursuant to a certain trust indenture dated as of August 1, 2002 (the "Indenture") by and between the Issuer and the Bank;

                                   WITNESSETH:

     WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York (the "Enabling Act") was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York; and

     WHEREAS, the Enabling Act authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York (the "State") and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and dispose of land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, civic, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State and to improve their standard of living; and

     WHEREAS, the Enabling Act further authorizes each such agency to lease or sell any or all of its facilities, to issue its bonds, for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of and interest on any such bonds so issued and any agreements made in connection therewith, to mortgage and pledge any or all of its facilities, whether then owned or thereafter acquired, and to pledge the revenues and

                                        2

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receipts from the lease or sale thereof to secure the payment of such bonds and interest thereon; and

     WHEREAS, the Issuer was created, pursuant to and in accordance with the provisions of the Enabling Act, by Chapter 862 of the Laws of 1971 of the State, as amended (collectively, with the Enabling Act, the "Act") and is empowered under the Act to undertake the Project (as hereinafter defined) in order to so advance the job opportunities, health, general prosperity and economic welfare of the people of the State and improve their standard of living; and

     WHEREAS, the Company has presented an application (the "Application") to the Issuer which Application requested that the Issuer consider undertaking a project (the "Project") consisting of (A)(i) the acquisition of an interest in a certain parcel or parcels of land located at 603 Queensbury Avenue, Town of Queensbury, County of Warren, State of New York (the "Land"), (ii) the acquisition thereon of an approximately 32,000 square foot facility (the "Existing Facility"), together with equipment therein (the "Existing Equipment"), (iii) the making of certain renovations to the Existing Facility (as so renovated, the "Facility") consistent with its present and authorized use, (iv) the construction of approximately 32,000 square feet of additions(s) to the Existing Facility, (v) the purchase of additional equipment (together with the Existing Equipment, the "Equipment" and, together with the Land and the Facility, the "Project Facility") and (B) the financing of a part of the cost of the foregoing by issuing its tax-exempt Industrial Development Revenue Bonds (the "Bonds") in an aggregate principal amount not to exceed $4,500,000.00, all pursuant to Title 1 of Article 18-A of the General Municipal Law of the State of New York (collectively, the "Act"), as amended, the proceeds of which may be applied to the costs of issuance, and, as necessary and appropriate, the provision of a debt service reserve fund, capitalized interest or other means of providing credit enhancement for the Bonds; and (C) to lease (with the option to purchase) and/or sell the Project Facility to the Company, all pursuant to the Act;

     WHEREAS, pursuant to Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended (the "SEQR Act"), and the regulations adopted pursuant thereto by the Department of Environmental Conservation of the State of New York, being 6 NYCRR Part 617, as amended (the "Regulations", and collectively with the SEQR Act, "SEQRA"), by resolution adopted by the members of the Issuer on June 24, 2002 (the "SEQR Resolution"), the Issuer (A) reviewed the application, (B) determined that the Project constitutes an "Unlisted Action," and (C) determined that the Project will not have a "significant effect" on the environment and issued a "negative declaration" with respect to the Project (as said quoted terms are used in SEQRA); and

     WHEREAS, the Issuer (A) caused notice of a public hearing of the Issuer (the "Public Hearing") pursuant to Section 859-a of the Act and Section 147(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to hear all persons interested in the Project and the financial assistance being contemplated by the Issuer with respect to the Project, mailed on May ___, 2002 to the chief executive officers of the county and of each city, town, village and school district in which the Project Facility is to be located, (B) caused notice of the Public Hearing to be

                                        3

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published on May ___, 2002 in The Post Star, a newspaper of general circulation available to residents of the City of Albany, (C) conducted the Public Hearing on June 17, 2002 at 3:00 o'clock, local time in the Board of Supervisors Chambers in the Warren County Municipal Center, Queensbury, New York 12804, and
(D) prepared a report of the Public Hearing (the "Report") which fairly summarized the views presented at said public hearing and distributed same to the members of the Issuer and to the Courts Legislatures of Warren and Washington County; and

     WHEREAS, by certificates dated June 21, 2002 and July 17, 2002 (the "Public Approval"), the County Legislatures of Washington County and Warren County, respectively, approved the issuance of the Bonds for purposes of Section 147(f) of the Code; and

     WHEREAS, by resolution adopted by the members of the Issuer on July 15, 2002 (the "Bond Resolution"), the Issuer determined to (A) issue the Initial Bonds pursuant to the provisions of the Indenture, (B) enter into this Mortgage and Security Agreement, and (C) enter into certain other documents related to the foregoing; and

     WHEREAS, the Issuer proposes to undertake the Project, to appoint the Company as agent of the Issuer to undertake the acquisition, construction and installation of the Current Project, and to sell the Issuer's interest in the Project Facility to the Company, and the Company desires to act as agent of the Issuer to undertake the acquisition, construction and installation of the Current Project and to purchase the Issuer's interest in the Project Facility from the Issuer, all pursuant to the terms and conditions set forth in the installment sale agreement dated as of August 1, 2002 (the "Installment Sale Agreement") between the Issuer and the Company; and

     WHEREAS, pursuant to the Deed to Issuer, the Company will convey to the Issuer the Land; and

     WHEREAS, as security for the Bonds, the Issuer will assign to the Bank certain of the Issuer's rights and remedies under the Installment Sale Agreement, including the right to receive installment purchase payments and other amounts payable thereunder, but not including the Unassigned Rights (as hereinafter defined), pursuant to a pledge and assignment dated as of August 1, 2002 (the "Pledge and Assignment") from the Issuer to the Bank,

     WHEREAS, the Company's obligation to make all installment purchase payments due under the Installment Sale Agreement, and to perform all obligations related thereto, and the Issuer's obligation to repay the Bonds, will be further secured by a guaranty dated as of August 1, 2002 (the "Guaranty") from the Company to the Bank; and

     WHEREAS, as security for the Bonds and the Company's obligations under the Guaranty and the other Financing Documents (as hereinafter defined), the Issuer and the Company now intend to grant to the Bank a mortgage Lien (as hereinafter defined) on and security interest in the Project Facility pursuant to this Mortgage; and

                                        4

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     WHEREAS, all things necessary to constitute this Mortgage a valid first
Lien on and pledge of the Mortgaged Property (as hereinafter defined) herein described in accordance with the terms hereof, have been done and performed, and the creation, execution and delivery of this Mortgage, as security for the payment of the principal of, premium, if any, and interest on the Bonds and as security for the Company's obligations under the Reimbursement Agreement and the other Financing Documents (as hereinafter defined), have in all respects been duly authorized;

     NOW THEREFORE, THIS MORTGAGE FURTHER WITNESSETH:

     KNOW ALL MEN BY THESE PRESENTS, that the Company and the Issuer, in order to secure payment of the principal of, premium, if any, and interest on the Bonds, originally in the aggregate principal amount of $3,500,000 according to the tenor and effect of the Bonds, the payment of all other sums required to be paid hereunder and under the Indenture, the Reimbursement Agreement and the other Financing Documents, and the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties herein and in the Indenture, and the other Financing Documents, do hereby covenant and agree as follows:


                                        5

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 101. DEFINITIONS. The following words and terms used in this Indenture shall have the respective meanings set forth below unless the context or use indicates another or different meaning or intent:

     "Accountant" means an independent certified public accountant or a firm of independent certified public accountants selected by the Company and acceptable to the Bank.

     "Act" means Title 1 of Article 18-A of the General Municipal Law of the State, as amended from time to time, together with Chapter 862 of the Laws of 1971 of the State, as amended from time to time.

     "Act of Bankruptcy" means the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against the Bank, the Company or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect.

     "Additional Bonds" means any bonds issued by the Issuer pursuant to Section 214 of the Indenture.

     "Additional Facility" means any additional property financed with the proceeds of Additional Bonds.

     "Additional Project" means the purposes for which any Additional Bonds may be issued.

     "Affiliate" of any specified entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity and "control", when used with respect to any specified entity, means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Alternate Credit Facility" means any direct pay letter of credit or other credit enhancement or support facility that has terms which are the same in all material respects (except for the term and maximum interest rate but including coverage of accrued interest on the Bonds for 98 days if the Bonds bear interest at the Weekly Rate or for 183 days if the Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate) as the then current Credit Facility and (A) shall have a term of not less than one year, (except if the Long-Term Rate shall then be in

                                        6

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effect, the term of such Alternate Credit Facility shall not expire prior to (a)
the first par redemption date plus 15 days or (b) the first redemption date plus 15 days if the Alternate Credit Facility covers the redemption premium) (B) shall be issued by a bank, a trust company or other financial institution or credit provider, and (C) with respect to which the Trustee shall have received the opinions required by Section 408(F) of the Indenture.

     "Applicable Laws" means all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to or affect the Project Facility or any part thereof or the conduct of work on the Project Facility or any part thereof or to the operation, use, manner of use or condition of the Project Facility or any part thereof (the applicability of such statutes, codes, laws, acts, ordinances, orders, rules, regulations, directions and requirements to be determined both as if the Issuer were the owner of the Project Facility and as if the Company and not the Issuer were the owner of the Project Facility), including but not limited to (1)applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of Governmental Authorities having jurisdiction over the Project Facility, (2)restrictions, conditions or other requirements applicable to any permits, licenses or other governmental authorizations issued with respect to the foregoing, and (3) judgments, decrees or injunctions issued by any court or other judicial or quasi-judicial Governmental Authority.

     "Arbitrage Certificate" means the certificate dated the Closing Date for the Initial Bonds executed by the Issuer and relating to certain requirements set forth in Section 148 of the Code.

     "Authenticating Agent" means the Trustee and any agent so designated in and appointed pursuant to Section 204 of the Indenture.

     "Authorized Investments" means any of the following: (A) Government Obligations; (B)obligations issued or guaranteed by any state or political subdivision thereof rated A or higher by Moody's and by S&P; (C) open market commercial or finance paper of any corporation having a net worth in excess of $100,000,000 and which is rated either P-1 or A-1 or an equivalent by Moody's and S&P; (D) bankers' acceptances drawn on and accepted by commercial banks including the Trustee or its affiliates; (E) investments due within 12 months in certificates of deposit issued by, or bankers' acceptances of, the Trustee or its affiliates, or of banks or trust companies organized under the laws of the United States of America or any state thereof, which must have a reported capital and surplus of at least $25,000,000 in dollars of the United States of America; (F) bank repurchase agreements, including the Trustee's or its affiliate's, fully secured by obligations of the type described in (A) above;
(G) variable rate demand securities redeemable within 7 days or able to be tendered for remarketing or purchase upon no more than 7 days' notice and secured by a credit facility issued by a financial institution, which financial institution (or its corporate parent) maintains a long term debt rating assigned by Moody's and S&P which is not lower than the third highest long term debt category (without regard to numerical or other modifiers assigned within the category) by either Rating Service, or

                                        7

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by both Rating Services, if rated by both Rating Services; and (H)shares of any so called "money market mutual fund", including any "money market mutual fund" which the Trustee or any of its affiliates provide services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise, which invests solely in obligations described in items (A) through (G) above; and further provided that any such investment or deposit is not prohibited by law.

     "Authorized Newspaper" means a newspaper in English customarily published each Business Day and generally circulated in the Borough of Manhattan, City and State of New York.

     "Authorized Representative" means the Person or Persons at the time designated to act on behalf of the Issuer, the Bank or the Company, as the case may be, by written certificate furnished to the Issuer, the Company, the Bank and the Trustee containing the specimen signature of each such Person and signed on behalf of (A) the Issuer by its Chairman or Vice Chairman, or such other person as may be authorized by resolution of the members of the Issuer to act on behalf of the Issuer, (B) the Bank by a Vice President or an Assistant Vice President, or such other person as may be authorized by the board of directors of the Bank to act on behalf of the Bank, and (C) the Company by its President or any Vice President, or such other person as may be authorized by the board of directors of the Company to act on behalf of the Company.

     "Available Moneys" means, with respect to any date, (A) funds which (1) have been paid to the Trustee by the Issuer, the Company, any Affiliate of the Company, any Guarantor or any Insider of any of the foregoing and deposited into and held in a separate and segregated subaccount or subaccounts in the Redemption Premium Account of the Bond Fund in which no moneys not deposited on the same date were at any time held, (2) have been on deposit in the Redemption Premium Account of the Bond Fund for a period of at least one hundred twenty-three (123) consecutive days prior to such date, during and prior to which period no Event of Bankruptcy has occurred and (3) are represented by cash or its equivalent as of such date; (B) moneys drawn under the Letter of Credit and deposited directly into the Credit Facility Account of the Bond Fund; (C) the proceeds deposited directly into the Defeasance Account of the Bond Fund from the sale of refunding obligations other than, directly or indirectly, to the Issuer, the Company, any Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them or any entity who at the time of the purchase of the Bonds, is a secured creditor of the Company or any Guarantor;
(D) proceeds deposited directly into the Remarketing Proceeds Account of the Bond Fund from the marketing or remarketing of Bonds to any purchaser other than, directly or indirectly, the Company, the Issuer, any Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them or any entity who at the time of the purchase of the Bonds, is a secured creditor of the Company or any Guarantor; (E) proceeds from investment of the foregoing, provided such proceeds are retained in the Account in which they were earned; and (F) any other funds or payments so long as, in the opinion of reputable bankruptcy counsel, such payments will not constitute an avoidable preference under the standards set forth in the Bankruptcy Code.

                                        8

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     "Bank" means the Credit Facility Issuer.

     "Bank Documents" means the Letter of Credit, the Reimbursement Agreement, the Mortgage, the Bond Pledge Agreement, the Security Agreement and any other document now or hereafter executed by the Issuer, the Company or any Guarantor in favor of the Bank which affects the rights of the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under any Bank Document.

     "Bank Rate" means the rate of interest being charged to the Company by the Credit Facility Issuer under the Reimbursement Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code, as it is amended from time to time.

     "Beneficial Owner" means, with respect to the Bonds, a Person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "Bill of Sale to Company" means the bill of sale from the Issuer to the Company conveying all of the Issuer's interest in the Project Facility to the Company, substantially in the form attached as Exhibit B to the Installment Sale Agreement.

     "Bill of Sale to Issuer" means the bill of sale delivered on the Closing Date from the Company to the Issuer conveying all of the Company's interest in the Project Facility to the Issuer.

     "Bond" or "Bonds" means, collectively, (A) the Initial Bonds and (B) any Additional Bonds.

     "Bond Counsel" means the law firm of Bond, Schoeneck & King, LLP, Albany, New York or such other attorney or firm of attorneys located in the State whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized and who are acceptable to the Issuer.

     "Bond Fund" means the fund so designated established pursuant to Section 401 (A) (2) of the Indenture.

     "Bond Payment Date" means each Interest Payment Date and each date on which principal, interest or premium, if any, shall be payable on the Bonds according to their terms and the Indenture, including without limitation, scheduled mandatory redemption dates, unscheduled mandatory redemption dates, optional redemption dates and Stated Maturity, so long as any Bonds shall be Outstanding.

     "Bond Pledge Agreement" means (A) the bond pledge agreement dated as of August 1, 2002 from the Company to the KeyBank National Association, as may be amended or supplemented from time to time, and (B) any similar bond pledge agreement by and between the Company and any Substitute Bank, as said bond pledge agreement may be amended or supplemented from time to time.

     "Bond Proceeds" means (A) with respect to the Initial Bonds, the amount paid to the Issuer by the initial purchasers of the Initial Bonds as the purchase price for the Initial Bonds and (B) with respect to any Additional Bonds, the amount paid to the Issuer by the initial purchasers of the Additional Bonds as the purchase price for the Additional Bonds.

     "Bond Purchase Agreement" means the bond purchase agreement dated August 28, 2002 among the Issuer, the Company and the Underwriter.

     "Bond Rate" means with respect to any Bond, the applicable rate of interest on such Bond, as set forth in such Bond.

     "Bond Register" means the register maintained by the Bond Registrar in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds.

     "Bond Registrar" means the Trustee, acting in its capacity as bond registrar under the Indenture, and its successors and assigns as bond registrar under the Indenture.

     "Bond Resolution" means the resolution of the members of the Issuer duly adopted on July 15, 2002 authorizing the Issuer to undertake the Project, to issue and sell the Initial Bonds and to execute and deliver the Financing Documents to which the Issuer is a party.

     "Bond Year" means each one (1) year period ending on the anniversary of the Closing Date, or such other annual period provided for the computation of arbitrage rebate selected by the Company in the manner allowed under Section 148 of the Code.

     "Bondholder" or "Holder" or "Owner of the Bonds" means the registered owner of any Bond as indicated on the bond register maintained by the Bond Registrar, other than the registered owner of any Bond which has been purchased pursuant to
Section 304 of the Indenture and not surrendered for payment of the purchase price thereof.

     "Book Entry Bonds" means the Bonds held in Book Entry Form, with respect to which the provisions of Section 213 of the Indenture shall apply.

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

     "Book Entry Form" or "Book Entry System" means, with respect to the Bonds, a form or system, as applicable, under which (A) the Beneficial Ownership Interests may be transferred only through a book entry and (B) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Bondholder, with the physical Bond certificates "immobilized" in the custody of the Depository. The Book Entry System maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of book entry interests in the Bonds.

     "Building Loan Agreement" means the Building Loan agreement dated as of August 1, 2002 by and between the Bank and the Company, as said building loan agreement may be amended or supplemented from time to time.

     "Business Day" means any day other than (A) a Saturday or Sunday, (B) a day on which the New York Stock Exchange is closed or (C) any day on which banks located in the city in which the principal corporate trust office of the Trustee is located, or city in which the office of the Credit Facility Issuer at which demands for payment are to be presented is located are required or authorized by applicable law to remain closed.

     "Certificate of Authentication" means the certificate of authentication in substantially the form attached to the forms of the Initial Bonds attached as
Schedule I to the Indenture.

     "Closing Date" means (A) with respect to the Initial Bonds, the date on which authenticated Initial Bonds are delivered to or upon the order of the Placement Agent and payment is received therefor by the Trustee on behalf of the Issuer, and (B) with respect to any Additional Bonds, the date on which such Additional Bonds are authenticated and delivered to the purchaser thereof and payment therefor is received by the Trustee on behalf of the Issuer.

     "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of said Code, and the applicable regulations (whether proposed, temporary or final) of the United States Treasury Department promulgated under said Code and the statutory predecessor of said Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

     "Company" means Angiodynamics, Inc., a business corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, to the extent permitted by Section 8.4 of the Installment Sale Agreement.

     "Completion Date" means the earlier of (A) August 1, 2005 or (B) the date of substantial completion of the Project Facility as evidenced in the manner provided in Section 4.4 of the Installment Sale Agreement.

     "Condemnation" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any Governmental Authority.

     "Construction Period" means the period (A) beginning on the Inducement Date and (B) ending on the Completion Date.

     "Continuing Disclosure Agreement" means, if required by Section 516 of the Indenture, the continuing disclosure agreement by and between the Company and the Trustee, as said continuing disclosure agreement may be amended or supplemented from time to time.

     "Conversion" means (A) any conversion from time to time in accordance with the terms of the Indenture of the Bonds from one Interest Rate Mode to another Interest Rate Mode and (B) the end of any Long-Term Rate Period.

     "Conversion Date" means the first date any Conversion becomes effective.

     "Conveyance Documents" means the Bill of Sale to Issuer and the Deed to Issuer.

     "Cost of the Project" means all those costs and items of expense enumerated in Section 4.3 of the Installment Sale Agreement.

     "Credit Facility" means the Letter of Credit or any Alternate Credit Facility delivered to the Trustee pursuant to the provisions of the Indenture.

     "Credit Facility Account" means the special account so named established within the Bond Fund pursuant to Section 401(A)(2)(a) of the Indenture.

     "Credit Facility Issuer" means (A), initially, KeyBank National Association, a national banking association organized under the laws of the United States, as issuer of the initial Letter of Credit, and (B) in the event an Alternate Credit Facility is outstanding, the institution issuing such Alternate Credit Facility.

     "Debt Service Payment" means, with respect to any Bond Payment Date, (A) the interest payable on the Bonds on such Bond Payment Date, plus (B) the principal, if any, payable on the Bonds on such Bond Payment Date, plus (C) the premium, if any, payable on the Bonds on such Bond Payment Date, plus (D) the purchase price, if any, payable on the Bonds on such Bond Payment Date.

     "Deed to Issuer" means the deed dated as of August 1, 2002 from the Company to the Issuer.

     "Default Interest Rate" means a per annum rate of interest equal to the lesser of (A) the Prime Rate plus one percent (1%) per annum, or (B) the maximum permitted by law.

     "Defaulted Interest" shall have the meaning ascribed to such term in
Section 207(C) of the Indenture.

     "Depository" means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the laws of the State, or its nominee, or any other securities depository designated in any supplemental resolution of the Issuer to serve as securities depository for the Bonds that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a Book Entry System to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Book Entry Bonds.

     "Determination of Taxability" means, with respect to the Initial Bonds, (A) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any federal judicial or administrative authority which has the effect of requiring interest on the Initial Bonds to be included in the gross income of the Bondholders for federal income tax purposes (other than a Bondholder who is a "substantial user" of the Project or a "related person", as said quoted terms are used in Section 144 and Section 147(a) of the Code), (B) the receipt by the Trustee of a written opinion of Bond Counsel to the effect that interest on the Initial Bonds must be included in the gross income of the Bondholders for federal income tax purposes (other than a Bondholder who is a "substantial user" of the Project or a "related person", as said quoted terms are used in Section 144 and Section 147(a) of the Code) or (C) the delivery to the Trustee of a written statement signed by an Authorized Representative of the Company to the effect that (1) the Company has exceeded or will exceed the maximum amount of capital expenditures permitted under Section 144(a)(4) of the Code or (2) the Company or another "test-period beneficiary" (as said quoted term is defined in Section 144(a)(10)(D) of the Code) has exceeded or will exceed the maximum amount of tax-exempt obligations permitted to be outstanding under Section 144(a)(10) of the Code; provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final (A)unless the Bondholder involved in the proceeding or action giving rise to such decision, ruling or technical advice (1) gives the Company and the Trustee prompt notice of the commencement thereof and (2) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify that Bondholder against all liabilities in connection therewith, and (B) until the expiration of all periods for judicial review or appeal.

     "Direct Participant" means a Participant as defined in the Letter of Representations.

     "Environmental Claim" shall mean, with respect to any person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other person (including any governmental authority, citizens group or employee or former employee of such person) alleging, asserting or claiming any actual or potential: (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on, or resulting from, the presence or release into the environment of any Hazardous Materials at any location, whether or not owned by such person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceedings) by or against the Issuer, the Company, a Guarantor, any Affiliate of the Company or any Guarantor or any Insider of any of them as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law as now or hereafter in effect applicable to the Issuer, the Company, any Guarantor, any Affiliate of the Issuer, the Company or of any Guarantor or Insider of any of them.

     "Event of Default" means (A) with respect to the Indenture, any of those events defined as an Event of Default by the terms of Article VI of the Indenture, (B) with respect to the Installment Sale Agreement, any of those events defined as an Event of Default by the terms of Article X of the Installment Sale Agreement, and (C) with respect to any other Financing Document, any of those events defined as an Event of Default by the terms thereof.

     "Excess Earnings" means an amount equal to the sum of (A) plus (B), where
(A) is the excess of (1) the aggregate amount earned from the date of issuance of the Initial Bonds on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to an excess described in this clause (1)), over (2) the amount that would have been earned if such nonpurpose investments (other than amounts attributable to an excess described in this clause (1)) had been invested at a rate equal to the yield on the Bonds; and (B)is any income attributable to the excess described in clause
(1) of this definition. The sum of (A) plus (B) shall be determined in accordance with Section 148(f) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

     "Extraordinary Services" and "Extraordinary Expenses" means all reasonable services rendered and all reasonable expenses incurred by the Trustee or any paying agent under the Indenture, other than Ordinary Services and Ordinary Expenses, including, but not limited to, reasonable attorneys fees and any services rendered and any expenses incurred with respect to an Event of Default or with respect to the occurrence of an event which upon the giving of notice or the passage of time would ripen into an Event of Default under any of the Financing Documents.

     "Financing Documents" means the Bonds, the Indenture, the Installment Sale Agreement, the Mortgage, the Pledge and Assignment, the Building Loan Agreement, the Guaranty, the Tax Documents, the Conveyance Documents, the Bank Documents, the Remarketing Agreement and any other document now or hereafter executed by the Issuer, the Company, any Guarantor or the Bank in favor of the Bondholders, the Trustee or the Bank which affects the rights of the

Bondholders, the Trustee or the Bank in or to the Project Facility, in whole or in part, or which secures or guarantees any sum due under the Bonds or any other Financing Document, each as amended from time to time, and all documents related thereto and executed in connection therewith.

     "Financial Institution" means (A) any national bank, banking corporation, trust company or other banking institution, whether acting in its individual or fiduciary capacity, organized under the laws of the United States, any state, any territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the Comptroller of the Currency or a comparable state or territorial official or agency; (B) an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, a territory or the District of Columbia; (C)an investment company registered under the Investment Company Act of 1940 or a business development company as described in Section 2(a)(48) of that Act; (D) an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, insurance company or registered investment company; or (E) institutional investors or other entities who customarily purchase commercial paper or tax-exempt securities in large denominations.

     "Governmental Obligations" means (A) direct obligations of the United States of America, (B) obligations unconditionally guaranteed by the United States of America and (C)securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (A) or (B).

     "Governmental Authority" means the United States of America, the State, any other state and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

     "Gross Proceeds" means one hundred percent (100%) of the proceeds of the transaction with respect to which such term is used, including, but not limited to, the settlement of any insurance claim or Condemnation award.

     "Guarantor" means the Company and any other guarantor of the obligations of the Company under the Reimbursement Agreement.

     "Guaranty" means the guaranty dated as of August 1, 2002 from the Company to the Trustee, as said guaranty may be amended or supplemented from time to time.

     "Hazardous Materials" means all hazardous materials including, without limitation, any flammable explosives, radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as set forth in or regulated under or defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. C. Sections 6901, et seq.), Articles 15 or 27 of the State Environmental Conservation Law, or in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation.

     "Immediate Notice" means notice transmitted through a time-sharing terminal, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

     "Indebtedness" means (A) the payment of the Debt Service Payments on the Bonds according to their tenor and effect, (B) all other payments due from the Issuer or the Company to the Trustee or the Bank pursuant to the Installment Sale Agreement or any other Financing Document, (C) the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties made for the benefit of the Trustee or the Bank pursuant to the Installment Sale Agreement or any other Financing Document, (D) the monetary obligations of the Company to the Issuer and its members, officers, agents, servants and employees under the Installment Sale Agreement and the other Financing Documents, and (E) all interest accrued on any of the foregoing.

     "Indenture" means the trust indenture dated as of August 1, 2002 by and between the Issuer and the Trustee, as said trust indenture may be amended or supplemented from time to time.

     "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law before the highest court of any state and approved by the Bank and not a full-time employee of the Company or the Issuer.

     "Indirect Participant" means a Person utilizing the book entry system of the Depository by, directly or indirectly, clearing through or maintaining a custodial relationship with a Direct Participant.

     "Insider" means any entity referred to or described in accordance with the standards set forth in Section 101(31) of the Bankruptcy Code, assuming for this purpose that the Issuer, the Company, any Guarantor, or any Affiliate of any of them, as applicable, is a debtor, and any limited partner or limited liability company member thereof.

     "Inducement Date" means June 24, 2002.

     "Initial Bonds" means the Issuer's Multi-Mode Variable Rate Industrial Development

Revenue Bonds (Angiodynamics, Inc. Project - Letter of Credit Secured), Series 2002 in the aggregate principal amount of $3,500,000, issued pursuant to the Bond Resolution and Article II of the Indenture and sold by the Underwriter pursuant to the provisions of the Bond Purchase Agreement, and any Bonds issued in exchange or substitution thereof.

     "Installment Sale Agreement" means the installment sale agreement dated as of August 1, 2002 by and between the Issuer and the Company, as said installment sale agreement may be amended or supplemented from time to time.

     "Insurance and Condemnation Fund" means the fund so designated established pursuant to Section 401(A)(3) of the Indenture.

     "Interest Payment Date" means, (A) with respect to any Additional Bonds, the Interest Payment Dates on said Additional Bonds, as established pursuant to the supplemental Indenture authorizing issuance of said Additional Bonds, and
(B) with respect to the Initial Bonds, (1)while the Initial Bonds bear interest at the Weekly Rate, the first Thursday of each January, April, July and October, and (2) while the Initial Bonds bear interest at the Semi-Annual Rate or the Long-Term Rate, April 1 and October 1 of each year. The first Interest Payment Date relating to the Initial Bonds shall be the Interest Payment Date in October, 2002. In any case, the final Interest Payment Date relating to the Initial Bonds shall be the Maturity Date of the Initial Bonds.

     "Interest Period" means, for all Bonds, the period from and including each Interest Payment Date to and including the day next preceding the next Interest Payment Date. The first Interest Period for the Initial Bonds shall begin on (and include) the date of the initial delivery of the Initial Bonds. The final Interest Period for a Bond shall end on the Maturity Date (or redemption date) for such Bond.

     "Interest Rate Mode" means the Weekly Rate, the Semi-Annual Rate or the Long-Term Rate.

     "Issuer" means (A) Counties of Warren and Washington Industrial Development Agency and its successors and assigns, and (B) any public benefit corporation or other public corporation resulting from or surviving any consolidation or merger to which Counties of Warren and Washington Industrial Development Agency or its successors or assigns may be a party.

     "Letter of Credit" means the irrevocable transferable direct-pay letter of credit dated the Closing Date, issued by the Bank in favor of the Trustee pursuant to the Reimbursement Agreement as security for the Initial Bonds, in a maximum amount (which shall decline at fixed intervals) equal to $3,575,179, said sum representing the aggregate of (A) the principal of the Initial Bonds Outstanding, plus (B) 98 days' interest on all Outstanding Initial Bonds (computed at an assumed interest rate of 8%).

     "Letter of Representations" means (A), with respect to the Initial Bonds, the letter of representations by and among the Issuer and the Depository relating to the Initial Bonds and any amendments or supplements thereto entered into with respect thereto, and (B), with respect to any Additional Bonds, any letter of representations by and among the Issuer, the Trustee and the Depository relating to the Additional Bonds, and any amendments or supplements thereto entered into with respect thereto.

     "Lien" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, projections, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's and carriers' liens and other similar encumbrances affecting real property. For purposes hereof, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Lien Law" means the Lien Law of the State.

     "Long-Term Rate" means the Interest Rate Mode for the Initial Bonds in which the interest rate on the Initial Bonds is determined in accordance with
Section 209(C)(3) of the Indenture.

     "Long-Term Rate Period" means any period beginning on, and including, the Conversion Date to the Long-Term Rate and ending on, and including, the day preceding the Interest Payment Date selected by the Company in accordance with the requirements of Section 209(D) of the Indenture and each period of the same duration (or as close as possible) ending on the day preceding an Interest Payment Date thereafter until the earliest of the day preceding the change to a different Long-Term Rate Period, the Conversion to a different Interest Rate Mode or the maturity of the Bonds.

     "Mandatory Tender" means the mandatory tender of Bonds by the owner thereof upon (A) a Conversion pursuant to Section 209(B)(2)(e) of the Indenture, or (B) the delivery by the Company of an Alternate Credit Facility pursuant to Section 304 of the Indenture.

     "Maturity Date" means, with respect to any Bond, the final Stated Maturity of the principal of such Bond.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the

Company.

     "Mortgage" means the mortgage and security agreement dated as of August 1, 2002 from the Company and the Issuer to the Bank granting the Bank a lien on the Project Facility as additional security for the obligations of the Company to the Bank pursuant to the Reimbursement Agreement, as said mortgage may be amended to supplemented from time to time.

     "Net Proceeds" means so much of the Gross Proceeds with respect to which that term is used as remain after payment of all fees for services, expenses, costs and taxes (including attorneys' fees) incurred in obtaining such Gross Proceeds.

     "Non-Qualifying Alternate Credit Facility" means an Alternate Credit Facility which is not a Qualifying Alternate Credit Facility.

     "Office of the Trustee" means the corporate trust office of the Trustee specified in Section 1103 of the Indenture, or such other address as the Trustee shall designate pursuant to Section 1103 of the Indenture.

     "Optional Redemption Premium" means the maximum applicable premium payable upon an optional redemption of the Bonds after the Conversion Date, as determined by the Remarketing Agent pursuant to Section 301(B)(2) of the Indenture.

     "Ordinary Services" and "Ordinary Expenses" means those reasonable services normally rendered with those reasonable expenses, including reasonable attorneys' fees, normally incurred by a trustee or a paying agent, as the case may be, under instruments similar to the Indenture.

     "Outstanding" means, when used with reference to the Bonds as of any date, all Bonds which have been duly authenticated and delivered by the Trustee under the Indenture, except:

     (A) Bonds theretofore canceled or deemed cancelled by the Trustee or theretofore delivered to the Trustee for cancellation;

     (B) Bonds for the payment or redemption of which moneys or Government Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that, if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

     (C) Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered under the Indenture.

In determining whether the owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company (unless all of the outstanding Bonds are then owned by the Company) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company. If the Indenture shall be discharged pursuant to Article X thereof, no Bonds shall be deemed to be Outstanding within the meaning of this definition.

     "Participant" shall have the meaning assigned to such term in the Letter of Representations.

     "Paying Agent" or "Co-Paying Agent" means any national banking association, federal savings bank, bank and trust company or trust company appointed by the Company and meeting the qualifications of, and subject to the obligations of, the Trustee in Article XI hereof. "Principal Office" of any Paying Agent shall mean the office thereof designated in writing to the Trustee.

     "Permitted Encumbrances" means (A) utility, access and other easements, rights of way, restrictions, encroachments and exceptions that benefit or do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (B)mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by
Section 8.8(B) of the Installment Sale Agreement, (C) Liens for taxes, assessments and utility charges (1) to the extent permitted by Section 6.2(B) of the Installment Sale Agreement, or (2) at the time not delinquent, (D) any Lien on the Project Facility obtained through any Financing Document, and (E) any Lien on the Project Facility in favor of the Trustee or the Bank, or (F) any lien on the Project Facility approved in writing by the Bank (or, if the Bank is in default under the then current Credit Facility, the Trustee).

     "Person" means an individual, partnership, corporation, trust, unincorporated organization or Governmental Authority.

     "Plans and Specifications" means with respect to the Issuer, the description of the Project Facility appearing in the fifth recital clause to the Indenture and the Installment Sale Agreement.

     "Pledge and Assignment" means the pledge and assignment dated as of August 1, 2002 from the Issuer to the Trustee, pursuant to which the Issuer has assigned to the Trustee its rights under the Installment Sale Agreement (except the Unassigned Rights), as said pledge and assignment may be amended or supplemented from time to time.

     "Pledged Bonds" means any Bond at any time purchased, in whole or in part, with the proceeds of a draw on the Letter of Credit upon tender of such Bond and held by the Trustee as nominee for the Bank pursuant to the provisions of Section 305 of the Indenture.

     "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for purposes of this definition, any Bond authenticated and delivered under Section 205 of the Indenture in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

     "Prime Rate" shall mean the KeyBank National Association Prime Rate, which is that per annum interest rate announced from time to time publicly by the Bank as a reference rate for determining interest rates charged on certain loans, but is not necessarily the lowest rate at which the Bank lends. Any change in the Prime Rate shall be effective on the date such rate is raised or lowered at the Bank, with or without notice to the Company.

     "Principal Payment Date" means, the dates for the payment of principal on the Bonds in accordance with the Company's irrevocable notice of optional redemption delivered to the Trustee on the Closing Date, which shall occur quarterly in each year on the Interest Payment Date of the first day of February, May, August and November of each year in the manner as set forth in the Reimbursement Agreement.

     "Project" shall have the meaning set forth in the fifth recital clause to the Indenture and the Installment Sale Agreement.

     "Project Costs" means Costs of the Project.

     "Project Facility" means all materials, machinery, equipment, fixtures or furnishings intended to be acquired with the proceeds of the Bonds or any payment made by the Company pursuant to Section 4.5 of the Installment Sale Agreement, and such substitutions and replacements therefor and additions thereto as may be made from time to time pursuant to the Installment Sale Agreement, including, without limitation, all of the Property described in Exhibit A attached to the Installment Sale Agreement.

     "Project Fund" means the fund so designated established pursuant to Section 401(A)(1) of the Indenture.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Date" means (A) if the Interest Rate Mode is the Weekly Rate, any Business Day as set forth in Section 304(A)(1) and Section 304(A)(4) of the Indenture, respectively, (B) if the Interest Rate Mode is the Semi-Annual Rate, any Interest Payment Date, (C) if the Interest Rate Mode is the Long-Term Rate, the final Interest Payment Date for each Long-Term Rate Period, and (D) each day that Bonds are subject to mandatory purchase pursuant to Section

304(B) of the Indenture.

     "Purchase Price" means an amount equal to one hundred percent (100%) of the principal amount of any Bond tendered or deemed tendered pursuant to Section 304 or Section 305 of the Indenture, plus accrued and unpaid interest thereon to the Purchase Date.

     "Qualifying Alternate Credit Facility" means an Alternate Credit Facility in connection with which the Trustee shall have received (A), if the Bonds are then rated by a Rating Service, written evidence (or such other evidence satisfactory to the Trustee) from the Rating Service then rating the Bonds to the effect that such Rating Service has reviewed the proposed Alternate Credit Facility and that the substitution of the Alternate Credit Facility will not, by itself, result in (1) a permanent withdrawal of its rating of the Bonds or (2) the reduction of the current rating of the Bonds, or (B) if the Bonds are not then rated by a Rating Service, written evidence (or such other evidence satisfactory to the Trustee) that the Alternate Credit Facility would be issued by a Credit Facility Issuer which, or the parent corporation of which, has a long-term debt rating assigned by a Rating Service which is equal to or better than the rating of the Credit Facility Issuer being replaced.

     "Rate Period" means any period during which a single interest rate is in effect for a Bond.

     "Rating Service" means Moody's, if the Bonds are rated by Moody's at the time, and/or S&P, if the Bonds are rated by S&P at the time, and their successors and assigns.

     "Rebate Amount" as of any date means the Excess Earnings as of such date, or such other amount as may be due to the United States pursuant to Section 148(f) of the Code.

     "Rebate Fund" means the fund so designated established pursuant to Section 401(A)(4) of the Indenture.

     "Rebate Fund Earnings Subaccount" means the special account so designated within the Rebate Fund established pursuant to Section 401(A)(4)(b) of the Indenture.

     "Rebate Fund Principal Subaccount" means the account so designated within the Rebate Fund established pursuant to Section 401(A)(4)(a) of the Indenture.

     "Record Date" means, as the case may be, the applicable Regular Record Date or Special Record Date.

     "Redemption Price" means, when used with respect to a Bond, the principal amount thereof plus the applicable premium, if any, payable upon the prior redemption thereof pursuant to the provisions of the Indenture and such Bond.

     "Redemption Premium Account" means the Redemption Premium Account created under

Section 405 of the Indenture.

     "Regular Record Date" means, with respect to any Interest Period, the close of business on the last Business Day of such Interest Period.

     "Reimbursement Agreement" means the Reimbursement Agreement dated as of August 1, 2002 between the Company and KeyBank National Association, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of the Indenture.

     "Related Person" means any Person constituting a "related person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code, except when used in connection with the phrase "substantial user", in which case the phrase "Related Person" shall have the meaning set forth in Section 147(a) of the Code.

     "Remarketing Agent" means McDonald Investments Inc. and its successors as provided in Section 718 of the Indenture. "Principal Office" of the Remarketing Agent means the office designated as such in writing to the Company, the Trustee and the Tender Agent.

     "Remarketing Agreement" means the remarketing agreement dated as of August 1, 2002 by and among the Company, the Issuer and the Remarketing Agent, as said remarketing agreement may be amended or supplemented from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

     "Remarketing Proceeds Account" means the Remarketing Proceeds Account created under Section 405 of the Indenture.

     "Request for Disbursement" means a request from the Company, as agent of the Issuer, stating the amount of the disbursement sought and containing the statements, representations and other items required by Section 4.3 of the Installment Sale Agreement, the Reimbursement Agreement and the Indenture, in substantially the form of Exhibit C attached to the Indenture.

     "Requirement" or "Local Requirement" means any law, ordinance, order, rule or regulation of a Governmental Authority or a local authority, respectively.

     "Revenues" means (a) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (i) by the Company as required under the Installment Sale Agreement, (ii) upon deposit in the Bond Fund from the proceeds of the Bonds, and (iii) by the Credit Facility Issuer under a Credit Facility, and (b) investment income with respect to any moneys held by the Trustee in the Bond Fund. The term "Revenues" does not include any moneys or investments in the Rebate Fund.

     "Sales Tax Exemption Letter" shall have the meaning assigned to such term in Section 8.14 of the Installment Sale Agreement.

     "Security Agreement" means the security agreement dated as of August 1, 2002 from the Company to the Bank, as paid security agreement may be amended or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Semi-Annual Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 209(C)(3).

     "Semi-Annual Rate Period" means any period beginning on, and including, the Conversion Date to the Semi-Annual Rate and ending on, and including, the day preceding the next Interest Payment Date thereafter and each successive six (6) month period thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

     "SEQRA" means Article 8 of the Environmental Conservation Law of the State and the statewide and local regulations thereunder.

     "Special Record Date" means a date for the payment of any Defaulted Interest on the Bonds fixed by the Trustee pursuant to Section 207(C) of the Indenture.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a New York corporation, its successors and assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, with the consent of the Company.

     "State" means the State of New York.

     "Stated Maturity" means, when used with respect to any Bond or any installment of interest or principal thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest on such Bond is due and payable.

     "Substitute Bank" means the issuer of any Alternate Credit Facility.

     "Tax Documents" means, collectively, (A) with respect to the Initial Bonds, the Arbitrage Certificate and the Tax Regulatory Agreement and (B) with respect to any Additional Bonds, any similar documents executed by the Issuer and/or the Company in connection with the issuance of such Additional Bonds.

     "Tax Incidence Date" means, with respect to any recipient of interest paid or payable on the Bonds, the first such date of the period for which any interest paid or payable on the Bonds was or is includable in the gross income of such recipient thereof for purposes of income taxation under the laws of the United States, without regard to whether or not any such recipient exercised any or all of the rights or remedies granted such recipient by the Financing Documents or by law.

     "Tax Regulatory Agreement" means the tax regulatory agreement dated the Closing Date executed by the Company in favor of the Issuer and the Trustee, with a certificate of the Placement Agent attached thereto, regarding, among other things, the restrictions prescribed by the Code in order for interest on the Initial Bonds to remain excludable from gross income for federal income tax purposes.

     "Tender Agent" means the initial and any successor tender agent appointed in accordance with Section 716 of the Indenture. "Principal Office" of the Tender Agent means the office thereof designated as such in writing to the Trustee, the Company and the Remarketing Agent.

     "Tendered Bond" means any Bond or portion thereof which is the subject of
(A) a demand from the Owner thereof that such Bond be purchased pursuant to
Section 304(A) of the Indenture or (B) a mandatory purchase pursuant to Section 304(B) of the Indenture.

     "Termination of Installment Sale Agreement" means a termination of the Installment Sale Agreement by and between the Company, as purchaser, and the Issuer, as seller, intended to evidence the termination of the Installment Sale Agreement, substantially in the form attached as Exhibit C to the Installment Sale Agreement.

     "Trust Estate" means all Property which may from time to time be subject to a Lien in favor of the Trustee created by the Indenture or any other Financing Document.

     "Trust Revenues" means (A) all payments of installment purchase payments made or to be made by or on behalf of the Company under the Installment Sale Agreement (except payments made with respect to the Unassigned Rights), (B) all other amounts pledged to the Trustee by the Issuer or the Company to secure the Bonds or performance of their respective obligations under the Installment Sale Agreement and the Indenture, (C) the Net Proceeds (except proceeds with respect to the Unassigned Rights) of insurance settlements and Condemnation awards with respect to the Project Facility, (D) all payments received by the Trustee under the Letter of Credit, (E) moneys and investments held from time to time in each fund and account established under the Indenture and all investment income thereon, except (1)moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which has been duly given, (2) moneys deposited with the Trustee or the Tender Agent for the purchase of Tendered Bonds, and (3) as specifically otherwise provided, and (F) all other moneys received or held by the Trustee for the benefit of the Bondholders pursuant to the Indenture. Notwithstanding anything to the contrary, amounts held in the Rebate Fund shall not be considered Trust Revenues and shall not be subject to the Lien of the Indenture, and amounts held therein shall not secure any amount payable on the Bonds.

     "Trustee" means The Huntington National Bank, a national banking association organized and existing under the laws of the United States of America, or any successor trustee or co-trustee acting as trustee under the Indenture.

     "Unassigned Rights" means (A) the rights of the Issuer granted pursuant to Sections 2.2, 3.2, 3.3, 4.1(B), 4.1(D), 4.1(E)(2), 4.1(F), 4.1(G), 5.2(A),
5.2(D), 5.3(B)(2), 5.3(B)(3), 5.4(A), 5.4(B), 6. 1(A), 6. 1(B), 6.3, 6.4, 6.5,
6.6, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.11, 8.15, 8.16,
9.1, 9.3, 9.4, 11.1, 11.4, 11.8 and 11.10 of the Installment Sale Agreement, (B)
the moneys due and to become due to the Issuer for its own account or the members, officers, agents (other than the Company) and employees of the Issuer for their own account pursuant to Sections 2.2(F), 3.3, 4. 1(F), 5.3(B)(2), 5.3(C), 6.4(B), 8.2, 10.2 and 10.4 of the Installment Sale Agreement, (C) the rights of the Issuer under Section 6.6 of the Installment Sale Agreement, and
(D) the right to enforce the foregoing pursuant to Article X of the Installment Sale Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Company under the Sections of the Installment Sale Agreement listed in (A), (B), (C) and (D) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, directors, agents (other than the Company) and employees of the Issuer for their own account, such obligations, upon assignment of the Installment Sale Agreement by the Issuer to the Trustee pursuant to the Pledge and Assignment, shall be deemed to and shall constitute obligations of the Company to the Issuer, the Trustee and the Bank, jointly and severally, and either the Issuer, the Trustee or the Bank may commence an action to enforce the Company's obligations under the Installment Sale Agreement.

     "Underwriter" means McDonald Investments Inc., a Key Corp Company, as underwriter for the Initial Bonds.

     "Weekly Rate" means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined weekly in accordance with Section 209(C)(3) of the Indenture.

     "Weekly Rate Period" means the period beginning on, and including, the date of issuance of the Bonds, and ending on, and including, the next Wednesday (except if the date of issuance of the Bonds is a Wednesday then the first Weekly Rate Period shall begin and end on such Wednesday) and thereafter the period beginning on, and including, any Thursday and ending on, and including, the next Wednesday.

     SECTION 1.02. INTERPRETATION. In this Mortgage, unless the context otherwise requires:

          (A) the terms "hereby", "hereof","herein", "hereunder", and any similar terms as used in this Mortgage, refer to this Mortgage, and the term "heretofore" shall mean before the date of this Mortgage, and the term "hereafter" shall mean after the date of this Mortgage;

          (B) words of masculine gender shall mean and include correlative words of feminine and neuter genders;

          (C) words importing the singular number shall mean and include the plural number, and vice versa; and

          (D) any certificates, letters or opinions required to be given pursuant to this Mortgage shall mean a signed document attesting to or acknowledging the circumstances, representations, opinions of law or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Mortgage.

                                   ARTICLE II

                        LAND MORTGAGE; GRANTING CLAUSES;
                      SECURITY AGREEMENT; GENERAL COVENANTS

     SECTION 2.01. GRANTING CLAUSES. The Issuer and the Company, in consideration of the execution and delivery by the Bank of the Indenture and the purchase and acceptance of the Bonds by the holders and owners thereof and for other good and valuable consideration, receipt of which is hereby acknowledged, and in order to secure (1) the payment of the principal of, premium, if any, and interest on the Bonds, issued in the original aggregate principal amount of $3,500,000 according to their tenor and effect, (2) the payment of all other sums required to be paid hereunder and under the Indenture, the Reimbursement Agreement and the other Financing Documents, and (3) the performance and observance by the Issuer and the Company of all of the covenants, agreements, representations and warranties herein and in the Indenture, the Guaranty and the other Financing Documents (all of the above in (1) through (3) being collectively referred to herein as the "Mortgage Indebtedness"); hereby warrant, assign, mortgage, hypothecate, pledge, grant a Lien on and security interest in, set over and confirm unto the Bank and their respective successors and assigns forever, all of the estate, right, title and interest of the Issuer and the Company in, to and under any and all of the following described property (the "Mortgaged Property"), whether now owned or held or hereafter acquired:

     (A) The Land (as more particularly described in Exhibit A attached hereto), together with the appurtenances thereto and the title in and to any portion of the Land lying in the streets and roads in front of and adjoining said the Land;

     (B) All buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon the Land or any part thereof, including all right, title and interest of the Issuer and the Company in and to all building materials and fixtures of every kind and nature whatsoever on the Land or in any building now or hereafter standing on the Land or any part thereof, including, without limitation, the Facility;

     (C) The Equipment (as more particularly described in Exhibit B attached hereto), together with all repairs, replacements, improvements, substitutions and renewals thereof and therefor, and all parts, accessories and additions incorporated therein or affixed thereon;

     (D) All easements, royalties, mineral, oil and gas rights and profits, water, water rights and water stock relating to the Land necessary for the ownership, operation, use and maintenance of the Facility;

     (E) Any and all moneys and securities from time to time held by the Bank under the terms of this Mortgage and the Indenture (other than moneys and securities held in the Rebate Fund), and any and all other Property of every name and nature, from time to time hereinafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer or by anyone on its behalf or with its written consent in favor of the Bank;

     (F) All rights and interests of the Issuer in any and all moneys due or to become due to the Issuer and any and all other rights and remedies of the Issuer under or arising out of the Installment Sale Agreement (except the Unassigned Rights, and moneys payable pursuant to the Unassigned Rights); provided, that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the Installment Sale Agreement; provided, further, however, that the assignment made by this clause shall not give to the Bank the right to amend the Installment Sale Agreement without the prior written consent of the Issuer;

     (G) All leases, subleases, licenses, contract rights, general intangibles and other agreements affecting the use, operation or occupancy of all or any portion of the Facilities or the other real property described above now or hereafter entered into, including, but not limited to, any and all rights therein under and pursuant to the Installment Sale Agreement (except the Unassigned Rights) and the right to receive and apply the rents, issues and profits of the Land or the Facility or the other real property described above to the payment of the Mortgage Indebtedness;

     (H) All proceeds of and any unearned premiums on any insurance policies covering the Land, the Facility or the Equipment or the other real property described above, including, without limitation, the right to receive and apply the proceeds of any insurance or judgments, or settlements made in lieu thereof, for damage to any of the foregoing, subject to the Company's right to use such insurance proceeds or condemnation award for restoration of the Project Facility as provided in the Installment Sale Agreement;

     (I) All other proceeds of the conversion, whether voluntary or involuntary, of the Land, the Facility or the Equipment, or any other Property or rights encumbered or conveyed hereby into cash or liquidated claims, including, without limitation, all title insurance, hazard insurance, Condemnation and other awards; and

     (J) All extensions, additions, substitutions and accessions with respect to any of the foregoing.

     TO HAVE AND TO HOLD the foregoing Mortgaged Property unto the Bank and its successors and assigns forever;

     SUBJECT, HOWEVER, to the Permitted Encumbrances;

     EXCEPTING, THEREFROM, the Unassigned Rights;

     PROVIDED, HOWEVER, that, if (A) there shall be no Event of Default under the Indenture, (B) the Issuer and the Company shall perform and observe all the covenants to be performed and observed hereunder and perform all obligations under the Indenture, the Installment Sale Agreement and the other Financing Documents to which they are parties and (C) the Company has paid or caused to be paid to the Bank all sums or money due or to become due to it in accordance with the terms and provisions hereof and of the other Financing Documents to which it is a party, including, without limitation all amounts owed under all indemnification provisions, then upon such final payments and such performance and observance, this Mortgage and the rights hereby granted shall cease, terminate and be void; otherwise, this Mortgage to be and remain in full force and effect.

     SECTION 2.02. SECURITY AGREEMENT. The Mortgaged Property includes both real and personal Property and all other rights and interest, whether tangible or intangible in nature, of the Issuer and the Company in the Mortgaged Property. This Mortgage shall also constitute a security agreement under the Uniform Commercial Code of the State so that the Bank shall have and may enforce a security interest in any or all of the Mortgaged Property, in addition to (but not in limitation of) the Lien upon that portion of the Mortgaged Property constituting part of the realty imposed by the foregoing provisions hereof, such security interest to attach at the earliest moment permitted by law and also to include and attach to all additions and accessions thereto, all substitutions and replacements therefor, all proceeds thereof, including insurance and Condemnation proceeds, and all contract rights, rental or lease payments and general intangibles of the Issuer and the Company obtained in connection with or relating to the Mortgaged Property (except for the Unassigned Rights and moneys received pursuant thereto) as well as any and all items of Property in the foregoing classifications which are hereafter acquired. The Issuer and the Company shall, at the request of the Bank, deliver to the Bank, as the case may be, any and all further instruments which the Bank shall require in order to further secure and perfect the Lien of this Mortgage. Pursuant to the Uniform Commercial Code of the State, the Issuer and the Company hereby authorize the Bank to execute and file continuation statements without the necessity of the Issuer's or the Company's signature as debtor if the Bank shall determine that such are necessary or advisable in order to perfect or continue the perfection of their respective security interests in any of the Mortgaged Property covered by this Mortgage, and shall pay to the Bank, within three Business Days after written demand, any expenses incurred by the Bank in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Bank. The Bank shall promptly provide copies of any documents executed by them pursuant to this authorization to the Company.

     SECTION 2.03. INFORMATION UNDER THE UNIFORM COMMERCIAL CODE. The following information is stated in order to facilitate filings under the Uniform Commercial Code of the State: The Secured Party is KEYBANK NATIONAL ASSOCIATION, as the Bank, having an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207 The Debtors are ANGIODYNAMICS, INC., 603 Queensbury Avenue, Queensbury, New York 12804 and COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, 5 Warren Street, Glens Falls, New York 12801.

     SECTION 2.04. PERFORMANCE OF COVENANTS. The Issuer and the Company hereby covenant that they will faithfully observe and perform, or cause to be observed and performed, at all times any and all covenants, undertakings, stipulations and provisions on their respective parts to be observed or performed contained in this Mortgage and the other Financing Documents to be executed by them.

     SECTION 2.05. PRIORITY OF LIEN OF MORTGAGE; DISCHARGE OF LIENS AND ENCUMBRANCES. (A) The Company hereby represents and warrants that, except for Permitted Encumbrances, the Company and the Issuer are lawfully seized of the estate conveyed hereby and the Issuer and the Company have the right to grant and convey the Mortgaged Property, and the Company will warrant and defend title to the Mortgaged Property against all claims and demands, excepting the Permitted Encumbrances.

     (B) The Issuer and the Company shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Mortgaged Property or any part thereof, without the prior written consent of the Bank.

     (C) Notwithstanding the provisions of subsection (B) of this Section 2.05, the Company may in good faith contest any such Lien, provided that the Company
(1) first shall have notified the Bank of such contest, (2) no Event of Default has occurred under any of the Financing Documents, (3) shall have set aside adequate cash reserves for the discharge of any such Lien and furnished evidence thereof reasonably satisfactory to the Bank, and (4) demonstrates to the reasonable satisfaction of the Bank that the failure to discharge any such Lien will not subject the Mortgaged Property or any part thereof or any funds of the Issuer applicable to the acquisition, construction or installation of the Mortgaged Property to loss or forfeiture.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation, the Act, to issue the Bonds, to execute and deliver the Financing Documents to which the Issuer is a party and to pledge and encumber the Mortgaged Property in the manner and to the extent herein set forth; and that all action on the part of the Issuer for the issuance of the Bonds and the execution and delivery of the Financing Documents to which the Issuer is a party has been duly and effectively taken.

     SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

     (A) (1) The Company and/or the Issuer have good, marketable and insurable title to the Mortgaged Property, subject only to Permitted Encumbrances, (2) the Company and/or the Issuer owns or will own all fixtures and articles of personal Property now or hereafter constituting part of the Mortgaged Property, including any substitutions or replacements thereof, free and clear of all Liens and claims, and (3) this Mortgage is and will remain a valid and enforceable Lien on the Mortgaged Property.

     (B) The Company is a corporation organized existing under the laws of the State of New York and has the power to enter into and perform this Mortgage and the other Financing Documents executed by the Company and to mortgage and pledge the Mortgaged Property in the manner and to the extent herein set forth, and this Mortgage and the other Financing Documents executed by the Company constitute valid and enforceable obligations according to their respective terms.

     (C) Neither the execution and delivery of this Mortgage or the other Financing Documents executed by the Company, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions hereof or thereof will violate any provision of the Company's certificate of incorporation or bylaws, or conflict with or result in a material breach of or default under any of the material terms, conditions or provisions of any order, judgment, law, restriction, material agreement or instrument to which the Company is a party to or by which the Company or any of its Property is or may be bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such instrument or agreement.

     (D) The Project Facility and the operation thereof currently complies and will continue to comply with all Applicable Laws.

     (E) The Land is not located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as same may have been amended to date.

     (F) The Company has, or at the time the same may be required shall have, all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary for the commencement of the construction on and the operation of the Mortgaged Property, including, but not limited to, all required environmental permits, all of which are in full force and effect and not, to the knowledge of the Company, subject to any revocation, amendment, release, suspension, forfeiture or the like; the present and contemplated use and occupancy of the Mortgaged Property does not conflict with or violate any such certificate, license, authorization, registration, permit of approval.

     SECTION 3.03. PAYMENT OF PRINCIPAL AND INTEREST ON THE BONDS. The Issuer and the Company hereby covenant that they will promptly pay, or cause to be paid, the Debt Service Payments on the Bonds at the place, on the dates and in the manner provided therein. All Debt Service Payments on the Bonds paid by the Issuer shall be payable solely from installment purchase payments and other revenues and receipts received pursuant to the Installment Sale Agreement (but not including any amounts received in connection with the Unassigned Rights). Nothing in the Bonds, the Indenture or in this Mortgage shall be construed as pledging or mortgaging any funds or assets of the Issuer other than those pledged or mortgaged hereby or thereby. Neither the State nor any political subdivision thereof (other than the Issuer and the Company) shall in any event be liable for the payment of any Debt Service Payment on the Bonds or for the performance of any pledge, mortgage, obligation or agreement undertaken by the Issuer and the Company.

                                   ARTICLE IV

                 MAINTENANCE, MODIFICATION, TAXES AND INSURANCE

     SECTION 4.01. MAINTENANCE OF AND MODIFICATIONS TO THE MORTGAGED PROPERTY BY THE COMPANY. The Company shall (A) keep the Mortgaged Property in good condition and repair and preserve the same against waste, loss, damage and depreciation, ordinary wear and tear excepted, (B) make all necessary repairs and replacements to the Mortgaged Property or any part thereof (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) which is damaged, destroyed or condemned, (C) except as permitted by Financing Documents, not remove or demolish any portion of the Mortgaged Property or alter in any material respect the character of any improvement without the prior written consent of the Bank, (D) not permit the Mortgaged Property to become deserted or abandoned, and (E) operate the Mortgaged Property in a sound and economic manner.

     SECTION 4.02. INSURANCE REQUIRED. At all times throughout the term of this Mortgage, including, without limitation, during any period of construction of the Mortgaged Property, the Company shall maintain the insurance described in
Article VI of the Installment Sale Agreement, regardless of whether the Installment Sale Agreement shall be terminated or shall be for any reason not in full force and effect, and shall within ten (10) days of request therefor by the Bank deliver proof to the Bank that such insurance has been and is being maintained.

     SECTION 4.03. TAXES, ASSESSMENTS AND UTILITY CHARGES. (A) The Company shall pay or cause to be paid, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Mortgaged Property, (2) all utility and other charges, including "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Mortgaged Property, and (3) all assessments and charges of any kind whatsoever lawfully made by any Governmental Authority for public improvements, provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Mortgage to pay or cause to be paid only such installments as are required to be paid during the term of this Mortgage.

     (B) Notwithstanding the provisions of subsection (A) of this Section 4.03, the Company may withhold any such payment and the Company may in good faith actively contest any such taxes, assessments and other charges provided that the Company (1) first shall have notified the Issuer and the Bank in writing of such contest, (2) an Event of Default has not occurred and shall not be continuing under any of the Financing Documents, (3) shall have set aside adequate cash reserves for any such taxes, assessments and other charges, and (4) demonstrates to the reasonable satisfaction of the Issuer and the Bank that the non-payment of such items will not subject the Lien of this Mortgage, or subject the Project Facility or any part thereof, to loss or forfeiture. Otherwise, such taxes, assessments or charges shall be paid promptly or secured by posting a bond in form and substance satisfactory to the Issuer and the Bank.

                                    ARTICLE V

                                SPECIAL COVENANTS

     SECTION 5.01. RIGHT OF ACCESS TO THE MORTGAGED PROPERTY. The Issuer and the Company agree that the Bank or the duly authorized agents of the Bank shall have the right at all reasonable times and upon reasonable notice to enter upon and to examine and inspect the Mortgaged Property.

     SECTION 5.02. INSPECTION OF BOOKS AND RECORDS. The Issuer and the Company hereby covenant that all books and documents in their respective possession relating to the Mortgaged Property shall at all reasonable times be open to inspection by such accountants or other agents as the Bank may from time to time designate.

     SECTION 5.03. AGREEMENT TO PROVIDE INFORMATION. The Company agrees, whenever requested by the Bank, to provide and certify or cause to be provided and certified such information concerning the Company, its finances and other topics as the Bank from time to time reasonably considers necessary or appropriate, including, but not limited to, such information as to enable the Bank to make any reports required by Applicable Laws.

     SECTION 5.04. BOOKS OF RECORD AND ACCOUNT. The Company agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of the Company.

     SECTION 5.05. COMPLIANCE WITH APPLICABLE LAWS. (A) The Company agrees that it will, at all times prior to the termination of this Mortgage, promptly and fully comply with all (1) Applicable Laws, (2) covenants, conditions and restrictions of record relating to the ownership, use, operation or leasing of the Mortgaged Property, (3) covenants, conditions and restrictions set forth in any document or instrument creating a lien or charge upon all or any portion of the Mortgaged Property, and (4) policies of insurance at any time in force with respect to the Mortgaged Property.

     (B) The Company may in good faith actively contest the validity or the applicability of any such requirements, provided that the Company (1) first shall have notified the Bank of such contest, (2) no Event of Default has occurred under any of the Financing Documents, (3) shall have set aside adequate cash reserves for any such requirement, and (4) provides an opinion of counsel or otherwise demonstrates to the reasonable satisfaction of the Bank that noncompliance with such requirement or requirements will not subject the Lien of this Mortgage as to any part of the Mortgaged Property, or the value of the Mortgaged Property or any part thereof, to loss or forfeiture. Otherwise, the Company shall promptly take such action with respect thereto as shall be satisfactory to the Bank. This Section 5.05(B) shall not be deemed to apply to the payment of taxes or assessments (which is covered by Section 4.03).

     SECTION 5.06. RECORDATION OF MORTGAGE AND FILING OF SECURITY INSTRUMENTS.
(A) The Issuer hereby covenants that it will, at the sole cost and expense of the Company, cause this Mortgage, together with all other security instruments and financing statements, to be recorded and filed, as the case may be, in such manner and in such places as may be requested by the Bank in order to perfect the Liens created by the Financing Documents. The Company covenants that it will, upon request of the Bank, cause to be filed all documents requested by the Bank including, without limitation, continuation statements under the Uniform Commercial Code of the State, in such manner and in such places as may be required by law in order to protect and maintain in force the Liens of the Financing Documents.

     (B) Without limiting the foregoing, the Issuer and the Company hereby irrevocably appoint the Bank as attorney-in-fact for the Issuer and the Company to execute, deliver and file such instruments for and on behalf of the Issuer and the Company without the necessity of the signature of the Issuer and the Company or anyone claiming under or through the Issuer and the Company, including, but not limited to, the Company.

     SECTION 5.07. ENFORCEMENT OF DUTIES AND OBLIGATIONS OF THE COMPANY. The Issuer and the Company hereby covenant that they will take all legally available action to cause the Company to fully comply with the covenants of the Company contained in the Installment Sale Agreement in the manner and at the times provided in the Installment Sale Agreement.

     SECTION 5.08. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (A) The Company makes the following representations and warranties with respect to the Land and the Facility which shall survive the issuance of the Bonds:

               (1) To the best of the Company's knowledge, the Company is in compliance in all respects with all applicable federal, state and local laws, including, without limitation, all Environmental Laws.

               (2) To the best of the Company's knowledge, no portion of the Facility Parcels or the Facilities are being used for the Disposal, storage, treatment, processing or other handling of any Hazardous Materials except in accordance with applicable law and the environmental and ecological condition of the Facility Parcels and the Facilities is not in violation of any Environmental Law applicable thereto and all Environmental Permits for the operation of the Facilities have been or will be obtained and are in full force and effect.

               (3) To the best of the Company's knowledge the soil, surface water and ground water are free from any solid wastes, Hazardous Materials or contaminant and any discharge of sewage or effluent.

               (4) Neither the Federal government nor the State Department of Environmental Conservation or any other governmental or quasi-governmental entity has filed a Lien on the Facility Parcels or the Facilities, nor are there any governmental, judicial or administrative actions with respect to environmental matters pending, or to the best of the Company's knowledge, threatened, which involve the Facility Parcels or the Facilities.

          (B) The Company agrees that the Issuer or the Bank or their respective members, officers, agents or representatives may, at any reasonable time and at the Company's expense inspect the Company's books and records and inspect and conduct any reasonable tests on the Land or the Facility including taking soil samples in order to determine whether the Company is in continuing compliance with all environmental laws and regulations.

          (C) If any environmental contamination is found on the Facility Parcels or the Facilities for which any removal or remedial action is required pursuant to law, ordinance, order, rule, regulation or governmental action, the Company agrees that it will at its sole cost and expense take such removal or remedial action promptly and to the Issuer's and the Bank's satisfaction, to the extent that it is not another party's obligation to do so.

          (D) The Company agrees to defend, indemnify and hold harmless the Issuer and the Bank, and their respective employees, agents, officers and directors from and against any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) of whatever kind or nature known or unknown contingent or otherwise arising out of or in any way related to:

               (1) The disposal, Release or threatened Release of any Hazardous Materials on the Land or the Facility whether prior to or during the term of this Mortgage.

               (2) Any personal injury (including wrongful death or property damages, real or personal) arising out of or related to such Hazardous Materials;

               (3) Any lawsuit brought or threatened, settlement reached or government order given relating to such Hazardous Materials; and/or

               (4) Any violation of any law, order, regulation, requirement, or demand of any government authority, or any policies or requirements of the Issuer or the Bank, which are based upon or in any way related to such Hazardous Materials.

          (E) The Company knows of no on-site or off-site locations where Hazardous Materials from the operation of the Facility Parcels or the Facilities have been stored, treated, recycled or disposed of.

          (F) If the Issuer or the Bank incur any of the costs that the Company agrees to assume under this Section 5.08, those costs will be repaid immediately at a rate of interest equal to the Default Rate.

          (G) The provisions of this Section 5.08 shall be in addition to any other obligations and liabilities the Company may have to the Issuer and the Bank at common law and shall survive the transactions contemplated herein.

          (H) The Issuer or the Bank may, at their option, and in addition to the requirements of Sections 6.3 and 6.4 of the Installment Sale Agreement, require the Company to carry adequate insurance, if reasonably necessary, to fulfill the Company's obligations under this Section 5.08 in the event such insurance shall become available at a reasonable cost during the term of the Bonds.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT DEFINED. (A) The following shall be "Events of Default" under this Mortgage and the terms "Event of Default" or "default" shall mean, whenever they are used in this Mortgage, any one or more of the following events:

          (1) default by the Issuer in the due and punctual payment of principal of, premium, if any, and interest on the Bonds;

          (2)  an Event of Default under the Installment Sale Agreement;

          (3) a default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer or the Company in this Mortgage or any other Financing Document to be performed or observed and the continuance thereof for a period of thirty (30) days after written notice is given by the Bank to the Issuer and the Company, or, if such covenant, condition or agreement is capable of cure but cannot be cured within such thirty (30) day period, the failure of the Company to commence to cure within such thirty (30) day period and to thereafter prosecute the same with due diligence;

          (4) any representation or warranty made by the Issuer or the Company herein or in any other Financing Document shall have been false in any material respect at the time that it was made;

          (5) the Company shall generally not pay its debts as such debts become due or admits its inability to pay its debts as they become due;

          (6) the Company shall conceal, remove or permit to be concealed or removed any part of its Property, with intent to hinder, delay or defraud its creditors, or any one of them, or shall make or suffer a transfer of any of its Property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or make any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall suffer or permit, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

          (7) the Mortgaged Property, or any part thereof, is in any manner, whether voluntarily or involuntarily, encumbered, assigned, leased, subleased, sold, transferred or conveyed, except as is expressly provided in or to the extent permitted under the Installment Sale Agreement or a Permitted Encumbrance;

          (8) (a) the filing by the Company of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (b) the failure by the Company within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair the Company's ability to carry out its obligations hereunder; (c) the commencement of a case under Title II of the United States Code against the Company as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against the Company and continuation of such case, action or proceeding without dismissal for a period of sixty (60) days; (d) the entry of an order for relief by a court of competent jurisdiction under Title II of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Company; or (e) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or Bank of the whole or a substantial portion of the Property of the Company unless such order, judgment or decree is vacated, dismissed or dissolved within ninety (90) days of such appointment;

          (9) final judgment for the payment of money in excess of $150,000 shall be rendered against the Company and the Company shall not discharge the same or cause it to be bonded or discharged within thirty (30) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a stay of execution pending such appeal; and

          (10) the imposition of a Lien on the Mortgaged Property other than a Lien being contested as provided in Section 8.8(B) of the Installment Sale Agreement or a Permitted Encumbrance.

     SECTION 6.02. ACCELERATION; ANNULMENT OF ACCELERATION. (A) Upon the occurrence and continuance of an Event of Default hereunder, the Bank may, by notice in writing delivered to the Company and the Issuer, declare the whole of the Mortgage Indebtedness immediately due and payable, whereupon the same shall become and be immediately due and payable, anything in this Mortgage or any other Financing Document to the contrary notwithstanding. In such event, there shall be due and payable the total amount of the Mortgage Indebtedness plus all accrued but unpaid interest thereon and all interest which will accrue thereon to the date of payment together with any premium payable thereon. If the Bonds shall become so immediately due and payable, the Issuer and the Bank shall immediately declare by written notice to the Company all unpaid installment purchase payments payable by the Company under Section 5.3(A) of the Installment Sale Agreement or otherwise to be immediately due and payable.

     (B) At any time after the principal of the Bonds shall have been so declared to be due and payable and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under this Mortgage, the Bank may, at its option, annul such declaration and its consequences. No such annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

     SECTION 6.03. ENFORCEMENT OF REMEDIES. (A) Upon the occurrence and continuance of any Event of Default, the Bank may proceed forthwith to protect and enforce its rights under this Mortgage and the other Financing Documents by such suits, actions or proceedings as the Bank shall deem appropriate, including, without limitation, an action to foreclose the Lien of this Mortgage, against all or, from time to time, against any part of the interest of the Issuer and the Company in the Mortgaged Property and to have the same sold under the judgment or decree of a court of competent jurisdiction to the highest bidder, at public or private sale for cash or credit in one or more interests and in any order or manner, subject to statutory and other legal requirements, if any, including all right, title and interest, claim and demand therein and thereto and all right of redemption thereof and further including the right to sell same and all estate, claim, demand, right, title and interest of the Issuer and the Company therein and rights of redemption thereof, pursuant to power of sale or otherwise. Without limiting any other rights of the Bank, hereunder or otherwise granted, upon default of this Mortgage, or the indebtedness or other obligation secured thereby, the Bank shall have the right to sell the Mortgaged Property in the manner prescribed in Article 14 of the New York Real Property Actions and Proceeding Law, or any successors or companion statute, law or promulgation, for a non-judicial proceeding for foreclosure by power of sale.

     (B) The Bank may sue for, enforce payment of and receive any amounts due or becoming due from the Company for principal, premium, interest or otherwise under any of the provisions of this Mortgage or the other Financing Documents, without prejudice to any other right or remedy of the Bank.

     (C) Regardless of the happening of an Event of Default, the Bank may institute and maintain such suits and proceedings as the Bank may be advised shall be necessary or expedient to prevent any impairment of the security under this Mortgage by any acts which may be unlawful or in violation of this Mortgage, or to preserve or protect the interests of the Bank.

     (D) The Bank shall have the right to appear in and defend any action or preceding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Issuer or the Company, which the Bank, in its discretion, feels should be brought to protect its interests in the Mortgaged Property.

     (E) Upon the occurrence of any Event of Default hereunder, the Company, upon demand of the Bank, shall forthwith surrender the possession of, and it shall be lawful for the Bank, by such officer or agent as it may appoint, to take possession of, all or any part of the Mortgaged Property, together with the books, papers and accounts of the Company pertaining thereto, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as the Bank shall deem wise; and the Bank may sell the Mortgaged Property or any part thereof, or lease the Mortgaged Property or any part thereof in the name and for the account of the Issuer or the Company, collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and pay out of the same all proper costs and expenses of taking, holding, leasing, selling and managing the Mortgaged Property, including reasonable compensation to the Bank and its agents and counsel, and any charges of the Bank hereunder, and any taxes and other charges prior to the Lien of this Mortgage which the Bank may deem it wise to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received in accordance with the provisions of Section 6.05 hereof.

     To the extent permitted by law, notwithstanding anything herein contained to the contrary, the Issuer and the Company and anyone claiming through or under the Issuer or the Company (1) will not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the Property so sold or any part thereof, (2) hereby expressly waive all benefit or advantage of any such law or laws, and (3) covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Bank, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Company and the Issuer, for themselves and all who may claim under them, waive, to the extent they lawfully may, all rights to the Mortgaged Property marshaled upon any foreclosure hereof.

     (F) The Bank may exercise any and/or all of the rights and remedies available to a secured party under the New York Uniform Commercial Code in such order and in such manner as the Bank, in its sole discretion, may determine; provided, however, that the expenses of retaking, holding, preparing for sale or the like as provided thereunder shall include reasonable attorney's fees and other actual expenses of the Bank and shall be additionally secured by this Mortgage.

     SECTION 6.04. APPOINTMENT OF RECEIVERS. Upon the occurrence and during the continuance of an Event of Default hereunder, the Bank shall be entitled, as a matter of right, without notice and without regard to the adequacy of any security for the debt secured hereby, to the appointment of a receiver or receivers of the Mortgaged Property and of the revenues and receipts thereof, pending the conclusion of such proceedings and any appeal therefrom, with such powers as the court making such appointment shall confer. The Receiver shall be entitled to occupational rent from an owner/occupant and may upon non-payment of said rent evict the owner/occupant.

     SECTION 6.05. APPLICATION OF MONEYS. The Net Proceeds received by the Bank pursuant to any right given or action taken under the provisions of this Article VI shall be applied by the Bank in accordance with Section 609 of the Indenture.

     SECTION 6.06. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Mortgage or under any other Financing Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof or an acquiescence therein, and every right or remedy given by this Mortgage to the Bank may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Mortgage.

     SECTION 6.07. TERMINATION OF PROCEEDINGS. In case any proceeding taken by the Bank on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Bank, then the Issuer, the Bank and the Company shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Bank shall continue as if no such proceeding had been taken.

     SECTION 6.08. WAIVER AND NON-WAIVER OF EVENT OF DEFAULT. (A) The Bank may, in its discretion, in writing, agree to waive any Event of Default hereunder and its consequences and annul any acceleration in accordance with Section 6.02 hereof. No such waiver shall extend to or affect any other existing or any subsequent Event of Default.

          (B) The failure of the Bank to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Neither the Issuer nor the Company shall be relieved of its respective obligations hereunder by reason of (1) failure of the Bank to comply with any request of the Company to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof, (2) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or (3) any agreement or stipulation by the Bank extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or any of the other Financing Documents. The Bank may resort for the payment of the Mortgage Indebtedness to any other security held by the Bank pursuant to the Financing Documents in such order and manner as the Bank, in its discretion, may elect. The Bank may take action to recover the Mortgage Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Bank thereafter to foreclose this Mortgage. The rights of the Bank under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Bank shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. No waiver of any right of the Bank shall be effective unless it is in a writing signed by an officer of the Bank.

     SECTION 6.09. REPAYMENT AND SECURING OF EXPENSES PAID BY THE BANK. In the event the Bank shall pay any premiums on any policies of insurance required to be maintained or procured by Section 4.02 hereof, or in the event the Bank shall expend any funds for the payment of any unpaid taxes or assessments upon the Mortgaged Property, or pay or perform any other obligation of either the Issuer or the Company under any of the Financing Documents, then in any such event such payment shall be deemed to be secured by this Mortgage and shall be payable to the Bank in the manner provided and with interest as provided herein, or if not so provided herein, shall be payable on demand with interest at the Default Interest Rate.

     SECTION 6.10. REPAYMENT AND SECURING OF COLLECTION COSTS INCURRED BY THE BANK. (A) In the event this Mortgage or the Bonds or any of the other Financing Documents or all of the foregoing are placed in the hands of an attorney (1) for collection of any sum payable hereunder or thereunder, (2) for the foreclosure of this Mortgage, or (3) for the enforcement of any of the terms, conditions and obligations of this Mortgage or any of the Financing Documents, the Company agrees to pay all costs of collection (including reasonable counsel fees and expenses) incurred by the Bank, together with interest thereon at the Default Interest Rate. All such costs as incurred shall be deemed to be secured by this Mortgage and collectible out of the proceeds of this Mortgage in any manner permitted by law or by this Mortgage.

     (B) In addition to and not in limitation of the foregoing, in any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall also apply. The reasonable expenses of pursuing, searching for, retaking, receiving, holding, storing, safe-guarding, any environmental testing and cleanup, insuring, accounting for, advertising, preparing for sale or lease, selling, leasing and the like, plus attorney's fees, fees for certified public accountants, fees for auctioneers, fees for brokers and/or appraisers, fees for security guards, fees for environmental auditors and engineers, fees for hazard insurance premiums, or any other reasonable costs or disbursements whatsoever incurred by or contracted for by the Bank in connection with the disposition of the Mortgaged Property (including any of the foregoing incurred or contracted for by the Bank in connection with any bankruptcy or insolvency proceedings involving the Issuer or the Company) shall all be chargeable to the Issuer and the Company and shall be secured by this Mortgage, and the Issuer and the Company will also be responsible for any deficiency (but, in the case of the Issuer, only to the extent set forth in Section 7.10 hereof).

     SECTION 6.11. OTHER ACTIONS BY THE HOLDER. Regardless of the happening of the Event of Default, the Bank may institute and maintain such suits and proceedings as it shall deem necessary or expedient to prevent any impairment of the security under this Mortgage by any acts which may be unlawful or in violation of this Mortgage, or to preserve or protect the interests of the Bank.

     SECTION 6.12. SALE IN ONE PARCEL. In case of a sale, the Project Facility may be sold in one parcel. Should the Project Facility consists of more than one parcel, in the even of a foreclosure of this Mortgage or any mortgage at any time consolidated with this Mortgage, the Company and the Issuer agree that the Bank shall be entitled to a judgment directing the referee appointed in the foreclosure proceeding to sell all of the parcels constituting the Project Facility at one foreclosure sale, either as a group or separately and that the Company and the Issuer expressly waive any right that each may now have or hereafter acquire to (i) request or require that the parcels be sold separately or (ii) request, if the Bank has elected to sell parcels separately, that there be a determination of any deficiency amount after any such separate sale or otherwise require a calculation of whether said parcel or parcels separately sold were conveyed for their "fair market value".

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Mortgage or the other Financing Documents is intended or shall be construed to give any Person, other than the parties hereto or thereto, and their successors and assigns, any right, remedy or claim under or with respect to this Mortgage or any covenants, conditions and provisions herein contained. This Mortgage and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their successors and assigns as herein provided.

     SECTION 7.02. NOTICES. (A) All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (1) delivered to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery, or
(2) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery.

     (B) The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

IF TO THE ISSUER:

     Counties of Warren and Washington Industrial Development Agency 5 Warren Street

     Glens Falls, New York 12801
     Attention: Chairman

WITH A COPY TO:

     Fitzgerald Morris Baker Firth P.C.
     One Broad Street Plaza
     Glens Falls, New York 12801
     Attention: Robert C. Morris, Esq.

IF TO THE COMPANY:
Angiodynamics, Inc.
603 Queensbury Avenue
Queensbury, New York 12804
Attention: Joseph Gerardi, Vice President and Controller

WITH A COPY TO:

     Kevin J. Kelley, Esq.
     Bond, Schoeneck & King, PLLC
     111 Washington Avenue
     Albany, New York 12210

IF TO THE BANK:

     KeyBank National Association
     166 South Pearl Street
     Albany, New York 12207
     Attn:

WITH A COPY TO:

     Lemery Greisler, LLC
     10 Railroad Place
     Saratoga Springs, New York 12866
     Attention: James A. Carminucci, Esq.

     (C) A duplicate copy of each notice, certificate and other communication given by the Issuer or the Company shall be given to the Bank.

     (D) The Issuer, the Company and the Bank may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates and other communications shall be sent.

     (E) Whenever in this Mortgage the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person or Persons entitled to receive such notice.

     SECTION 7.03. COUNTERPARTS. This Mortgage may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 7.04. APPLICABLE LAW. This Mortgage shall be governed exclusively by the applicable laws of the State.

     SECTION 7.05. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING. The table of contents and the headings of the several articles and sections of this Mortgage have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Mortgage.

     SECTION 7.06. SEVERABILITY. (A) If any provision of this Mortgage shall, for any reason, be held or shall, in fact, be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

     (B) The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections in this Mortgage shall not affect the remaining portions of this Mortgage or any part thereof.

     SECTION 7.07. COVENANTS RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions herein shall run with the Land and the Facility and shall apply to, bind and inure to the benefit of the parties hereto and their successors and assigns.

     SECTION 7.08. AMENDMENT. Neither this Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     SECTION 7.09. USURY. Notwithstanding anything to the contrary contained herein, in no event shall the total of all charges payable hereunder or under any of the Financing Documents which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law. Should the Bank receive any payment which is or would be in excess of that permitted to be charged under any applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be applied to reduce the Mortgage Indebtedness.

     SECTION 7.10. NO RECOURSE; SPECIAL OBLIGATION. (A) The obligations and agreements of the Issuer contained herein and in the other Financing Documents and in any other instrument or document executed in connection herewith or therewith, and any other instrument or document supplemental hereto or thereto, shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, director, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, directors, agents (other than the Company) and employees of the Issuer shall not be liable personally hereon or thereon or be

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

subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby.

     (B) The obligations and agreements of the Issuer contained herein and therein shall not constitute or give rise to an obligation of the State of New York or the Counties of Warren and Washington, New York, and neither the State of New York nor the Counties of Warren and Washington, New York shall be liable hereon or thereon, and further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Mortgaged Property (except for revenues derived by the Issuer with respect to the Unassigned Rights) and the other security pledged to the payment of the Bonds.

     (C) No order or decree of specific performance with respect to any of the obligations of the Issuer hereunder or thereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and ten (10) days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or, if compliance therewith would reasonably be expected to take longer than ten [10] days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, (2) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, directors, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify, defend and hold harmless the Issuer and its members, directors, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand, and (b) if requested by the Issuer, shall furnish to the Issuer satisfactory security to protect the Issuer and its members, officers, agents (other than the Company) and employees against all liability expected to be incurred as a result of compliance with such request.

     (D)  The limitations on the obligations of the Issuer contained in this
Section 7.10 by virtue of any lack of assurance or indemnity required by paragraph (C) hereof shall not be deemed to prevent the occurrence and full force and effect of any Event of Default pursuant to Section 6.01 hereof.

     SECTION 7.11. TAX LAWS. If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on this Mortgage, the Company will pay, or cause to be paid, such tax, with interest and penalties thereon, if any.

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     SECTION 7.12.  REVENUE STAMPS. If at any time any Governmental Authority shall require revenue or other stamps to be affixed to this Mortgage, the Company will pay, or cause to be paid, the same, with interest and penalties thereon, if any.

     SECTION 7.13. FURTHER ASSURANCE. The Issuer and the Company will execute and procure for the Bank and cause to be done any further conveyances, instruments or acts of further assurance as the Bank shall reasonably require to perfect the security of the Bank in the Mortgaged Property intended now or hereafter to be covered by this Mortgage or otherwise for carrying out the intention of facilitating the performance of the terms of this Mortgage.

     SECTION 7.14. SATISFACTION OF MORTGAGE. Upon the payment in full of all of the amounts due under the Bonds, if (A) there is no Event of Default under the Indenture, (B) the Issuer and the Company have performed and observed all the covenants to be performed and observed hereunder and have performed all obligations under the Indenture, the Installment Sale Agreement and the other Financing Documents to which they are parties, and (C) the Company has paid or caused to be paid to the Bank all sums of money due or to become due to it in accordance with the terms and provisions hereof and of the other Financing Documents to which it is a party, including, without limitation all indemnification provisions, the Bank by acceptance of this Mortgage, agrees to execute and deliver (after the expiration of the preference period under federal bankruptcy law and any similar period under any similar statute affecting creditors' rights), any and all instruments necessary and/or appropriate to discharge the Lien of this Mortgage of record and to terminate the UCC-1 Financing Statements filed in connection with this Mortgage and the other Financing Documents.

     SECTION 7.15 LIEN LAW. The Issuer and the Company will receive the advances to be made hereunder subject to the trust provisions of Section 13 of the Lien Law of the State of New York, and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of constructing the improvements to the Facility Parcel and will apply the same first to such payment before using any part of the same for any other purpose, but nothing herein shall be construed to impose upon the Bank any obligation to see to the proper allocation of such advances by the Issuer.

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

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Mortgage to be executed in their respective names by their duly authorized officers and have caused this; Mortgage to be dated as of the day and year first above written.

                                        COUNTIES OF WARREN AND WASHINGTON
                                        INDUSTRIAL DEVELOPMENT AGENCY


                                        By:  /s/ Bruce A. Ferguson
                                           -------------------------------------
                                             Bruce A. Ferguson, Chairman

                                        ANGIODYNAMICS, INC.


                                        By:  /s/ Eamonn P. Hobbes
                                           -------------------------------------
                                             Authorized Officer

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF WARREN   )

          On the 27th day of August, in the year 2002, before me, the undersigned, a notary public in and for said state, personally appeared BRUCE A. FERGUSON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                                          /s/ Justin S. Miller
                                        ----------------------------------------
                                                     Notary Public

[Notary Stamp]

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF ALBANY   )

          On the 28th day of August, in the year 2002, before me, the undersigned, a notary public in and for said state, personally appeared EAMONN
P. HOBBS personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


                                                 /s/ Carolyn A. Wildman
                                        ----------------------------------------
                                                     Notary Public

                                        [Notary Stamp]

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

                                    EXHIBIT B

                          DESCRIPTION OF THE EQUIPMENT

     All articles of personal property and all appurtenances acquired with the proceeds of the Multimode Variable Rate Industrial Development Revenue Bonds (Angiodynamics, Inc. Project), Series 2002 in the aggregate principal amount of $3,500,000 issued by the Counties of Warren and Washington Industrial Development Agency(the "Issuer") and now or hereafter attached to, contained in or used in connection with the Project Facility (as defined in the Mortgage and Security Agreement) or placed on any part thereof, though not attached thereto, including but not limited to the following:

     (1) Pipes, screens, fixtures, heating, lighting, plumbing, ventilation, air conditioning, compacting and elevator plants, call systems, stoves, ranges, refrigerators and other lunch room facilities, rugs, movable partitions, cleaning equipment, maintenance equipment, shelving, flagpoles, signs, waste containers, outdoor benches, drapes, blinds and accessories, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors and machinery;

     (2) Together with any and all products of any of the above, all substitutions, replacements, additions or accessions therefor, and any and all cash proceeds or non-cash proceeds realized from the sale, transfers or conversion of any of the above.

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